2017-2018 Laureate Executive Cash Long Term Bonus Plan

Form of 2017-2018 Laureate Executive Cash Long Term Bonus Plan

Prepared for [Name, Title]
Laureate Education Inc.

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2017-2018 Laureate Executive Cash Long Term Bonus Plan

Table of Contents
Purpose3
Eligibility3
Incentive Bonus3
Performance Goals3
Adjusted EBITDA4
Timing of Bonus Payments; Continuous Employment4
Additional Information5
Acknowledgement5
Exhibit A6

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2017-2018 Laureate Executive Cash Long Term Bonus Plan

Purpose

This Long Term Bonus Plan (“LTB”) is a performance-based incentive plan designed to maximize results in financial and business areas critical to the success of Laureate Education, Inc. (together with its affiliates and subsidiaries, the “Company”) during the two-year period beginning January 1, 2017 and ending December 31, 2018 (“the Performance Period”). Bonuses will be earned if 1) the Company achieves or exceeds pre-determined goals based on the criteria described below and 2) the participant continues to be employed through the date that the bonus is paid.

This LTB is a one-time incentive and is not intended to be a recurrent plan.

Eligibility

The Compensation Committee of the Company’s Board of Directors approved your participation in this LTB.

Incentive Bonus

You can earn up to 100% of the award amount set forth below if targeted Laureate results are attained by the Company and you continue your employment with the Company through the time that the Performance Award is paid, which is expected to be in or around March 2019. The total target bonus is [______] USD per year with an opportunity for up to an additional [______] USD for the second year portion of the award. The total opportunity is up to [______] USD.

2017 LTB Performance Award	2018 LTB Performance Award
Target: [______]	Target: [______]

Performance Goals

You may receive a performance cash award if Laureate exceeds 100% of the performance criteria targets set forth below.

2017 Adjusted EBITDA Target – Performance Award
Performance Criteria	Source of Target	2017 LTB Adjusted EBITDA Target	% of 2017 Adj. EBITDA Needed to Receive 2017 LTB Bonus	% of Total Bonus Target	Award
[______]	[______]	[______]	[______]	[______]	[______]

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2017-2018 Laureate Executive Cash Long Term Bonus Plan

2018 Adjusted EBITDA Target – Performance Award
Performance Criteria	Source of Target	2018 LTB Adjusted EBITDA Target	% of 2018 Adj. EBITDA Needed to Receive 2018 LTB Bonus	% of Total Bonus Target	Award
[______]	[______]	[______]	[______]	[______]	[______]

2018 Adjusted EBITDA Outperformance
Performance Criteria	Source of Target	2018 LTB Adjusted EBITDA Maximum	Additional Award for Outperformance of 2018 Cash LTB Target
[______]	[______]	[______]	[______]

Adjusted EBITDA

“Adjusted EBITDA” for any fiscal year will have the meaning set forth in Exhibit A.

If the Company makes an acquisition or disposition of a business or a segment of a business in any year, the Adjusted EBITDA result for such year and subsequent years may be adjusted to exclude the financial results from any such acquisition or to include the prospective forecasted results for any such disposition consummated during the relevant period.

Timing of Bonus Payments; Continuous Employment

The LTB Performance Award, if paid at all, will be paid as soon as administratively practicable after December 31, 2018 and the Company’s certification of achievement of the Performance Goals based on the Company’s audited consolidated financial statements for the Performance Period.

To be eligible for an LTB award, you must have been actively employed by the Company from the date you became eligible through and including the date the applicable LTB performance award is paid. If there is a substantial change to your role and/or the organization, this incentive and document will be updated accordingly in the Company’s reasonable discretion.

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2017-2018 Laureate Executive Cash Long Term Bonus Plan

Additional Information

This LTB may be amended, revised, replaced, or terminated at any time unilaterally by the Company. The Company reserves the right to interpret and implement the terms of this LTB in its sole discretion.

This LTB shall be governed by the laws of the State of Maryland.

Nothing herein guarantees to you the right to continued employment with the Company.

Acknowledgement

In order to be eligible to receive a payment under this LTB, you must review the content of this form, read the statement below, sign this form and return it to Corporate Human Resources.

I, [______], [______], Laureate Education Inc., acknowledge that I have received, read, and understand this document reviewing the details of this LTB.

Please sign and date this document, and return it to Corporate Human Resources within 30 days of receipt. If not signed and returned within 30 days of the date above, this incentive plan will be null and void.

________________________     _____________________     ______________________
Signature                 Name                 Date

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2017-2018 Laureate Executive Cash Long Term Bonus Plan

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2017-2018 Laureate Executive Cash Long Term Bonus Plan

Exhibit A

“Adjusted EBITDA” for any fiscal year will mean the Operating Income (Loss), as stated on the audited Consolidated Statement of Income of Laureate Education, Inc. and Subsidiaries (collectively “Laureate” or “the Company”), Plus/(Minus) (to the extent included in Operating Income), all fairly and appropriately adjusted for items as described below, all on an FX Neutral basis:

Core Operating Performance Adjustments
1. depreciation and amortization expenses;
2. share-based compensation expenses, as defined by ASC 718;
3. impairment costs as recognized on the Company’s financial statements for tangible or intangible assets to the extent described in the financial statements;
4. expenses related to implementation of the Company’s EiP initiative, to the extent quantified in the footnotes to the financial statements;
5. (gains)/expenses related to the establishment or changes in contingent liabilities and indemnification assets or contingent liabilities where there is an unrecorded indemnification asset booked in connection with the acquisition of business but only if attributable to a period prior to the acquisition of a business (“Pre-acquisition FAS5”).

Financing/Restructuring Adjustments
6. transaction expenses in connection with financings, including fees and costs related to the issuance or modification of any indebtedness;
7. all expenses related to any public or private offering of the Company’s securities that are not netted with the offering proceeds and have not been capitalized;
8. costs related to the restructuring or reduction in force (as defined in ASC 420 or ASC 712), to the extent described in the financial statements;
9. (gains)/losses on the disposition of the Company’s assets (excluding (gains)/losses on dispositions of furniture and equipment in the ordinary course of business), investments, operations that qualify as businesses under ASC 805, and/or entities as defined under ASC 810;
10. If the Company makes an acquisition or disposition of a business or a segment of a business in any year, the Adjusted EBITDA result for such year and subsequent years will be adjusted to exclude the financial results from any such acquisition or to include the prospective forecasted results for any such disposition consummated during the relevant period, except to the extent excluded from the target.

Other Adjustments subject to approval of the Compensation Committee of the Company’s Board of Directors
11. (gains)/charges, net of insurance proceeds, resulting from a Force Majeure event in any of the Company’s operating regions;
12. (gains)/expenses for a litigation case, net of insurance proceeds or indemnification, if applicable, if the (gains)/expenses are in excess of $5 million for Corporate and $1 million for entities below Corporate;
13. implications from the expropriation or deconsolidation of Company assets or a Company business required by or resulting from the actions of any government or government agency with the Adjusted EBITDA from any such business to be added back to the fiscal year’s EBITDA to the extent it was included in the baseline for the established target;
14. changes in US GAAP, or the application thereof, subsequent to the issuance of the Company’s audited financial statements for the plan baseline year, promulgated by accounting standard setters or changes in local laws and regulations;
15. Adjusted EBITDA (as defined above to the extent such items are disclosed in the financial statements of the affiliate) for any affiliate accounted for as an equity method investment;
16. charges, expenses and VAT beyond normal run rate relating to tax efficient repatriation strategies.

“Fx Neutral” shall mean the application of the Foreign Exchange Rates, as applied to each fiscal year for which an Adjusted EBITDA target is calculated.

“Foreign Exchange Spot Rates” shall equal the foreign exchange spot rates used to translate the audited Balance Sheet of Laureate Education, Inc. and Consolidated Subsidiaries at December 31, 2016.

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